SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2004

WINSTON HOTELS, INC.

(Exact name of registrant as specified in charter)

North Carolina	0-23732	56-1872141

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina

(Address of principal executive offices)
27612

(Zip Code)

Registrant’s telephone number, including area code: (919) 510-6017

Not Applicable

(former name or former address if changed since last report)

Item 5.	Other Events

     On January 22, 2004, Winston Hotels, Inc. (the “Company”) announced the public offering by the Company of 3,200,000 shares of its 8.00% Series B Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25.00 per share). On January 22, 2004, the Company issued a press release with respect to the offering. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     On January 22, 2004, the Company announced the redemption of all of its outstanding 9.25% Series A Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25.00 per share). On January 22, 2004, the Company issued a press release with respect to the redemption. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

1.1	Underwriting Agreement dated January 22, 2004, by and among the Company, WINN Limited Partnership, Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc..

5.1	Opinion of Hunton & Williams LLP with respect to the shares.

8.1	Opinion of Hunton & Williams LLP with respect to certain tax matters.

99.1	News release dated January 22, 2004 announcing the Company’s offering of 3,200,000 shares of Series B preferred stock.

99.2	News release dated January 22, 2004 announcing the Company’s redemption of all of the outstanding shares of the Company’s 9.25% Series A Cumulative Preferred Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.

Date: January 23, 2004	By:	/s/ Joseph V. Green

	Name:	Joseph V. Green
	Title:	President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement dated January 22, 2004, by and among the Company, WINN Limited Partnership, Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc..

5.1	Opinion of Hunton & Williams LLP with respect to the shares.

8.1	Opinion of Hunton & Williams LLP with respect to certain tax matters.

99.1	News release dated January 22, 2004 announcing the Company’s offering of 3,200,000 shares of Series B preferred stock.

99.2	News release dated January 22, 2004 announcing the Company’s redemption of all of the outstanding shares of the Company’s 9.25% Series A Cumulative Preferred Stock.

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